CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.
                                            450 WEST 33RD STREET, 15TH FLOOR
                                            NEW YORK, NY 10001-2697
                              OFFER TO EXCHANGE
                                      BY
                           LEWIS GALOOB TOYS, INC.
                                      OF
                          ONE DEPOSITORY CONVERTIBLE
         EXCHANGEABLE PREFERRED SHARE, REPRESENTING 1/10TH OF A SHARE
                            OF $17.00 CONVERTIBLE
        EXCHANGEABLE PREFERRED STOCK, FOR 1.85 SHARES OF COMMON STOCK
                      PURSUANT TO THE OFFERING CIRCULAR
                           DATED FEBRUARY 28, 1996

THE EXCHANGE OFFER, AND WITHDRAWAL RIGHTS FOR DEPOSITARY SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER, WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 29, 1996 (THE "EXPIRATION DATE"), UNLESS EXTENDED.

                                                             February 28, 1996

To: BROKERS, DEALERS, COMMERCIAL BANKS,
TRUST COMPANIES AND OTHER NOMINEES:

   We have been appointed by Lewis Galoob Toys, Inc. (the "Company") to act as the Depositary and Information Agent in connection with the Company's offer to exchange, upon the terms and subject to the conditions set forth in the Offering Circular dated February 28, 1996 (the "Offering Circular") and in the related Letter of Transmittal (the "Letter of Transmittal," together with the Offering Circular, the "Exchange Offer"), each of its outstanding Depositary Convertible Exchangeable Preferred Shares, representing 1/10th of a share of $17.00 Convertible Exchangeable Preferred Stock of the Company, for 1.85 shares of common stock, $.01 par value per share of the Company.

   Enclosed herewith are copies of the following documents:

   1. The Offering Circular;

   2. The Letter of Transmittal for your use and for the information of your clients, together with guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

   3. Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Depositary Shares and all other required documents cannot be delivered to the Depositary on or prior to the Expiration Date;

   4. A form of letter which may be sent to your clients for whose account you hold the Depositary Shares in your name or in the name of a nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer;

   5. A return envelope addressed to the undersigned; and

   6. A letter from the President and Chief Executive Officer of the Company.

   PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 29, 1996, UNLESS EXTENDED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.




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   The Company will not pay any fees or commissions to any broker or dealer or other person for soliciting tenders of the Depositary Shares pursuant to the Exchange Offer. You will be reimbursed for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

   Additional copies of the enclosed materials may be obtained from the undersigned, at its address and telephone number set forth on the back cover of the enclosed Offering Circular.

                                  CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.

  NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY OR THE DEPOSITARY AGENT OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER NOT CONTAINED IN THE OFFERING CIRCULAR OR THE LETTER OF TRANSMITTAL.